WARNER & STACKPOLE LLP
                               COUNSELLORS AT LAW



75 State Street                                        Telephone: (617) 951-9000

Boston, Massachusetts 02109                                  Fax: (617) 951-9151

                                 March 25, 1997


Augment Systems, Inc.
2 Robbins Road
Westford, Massachusetts  01886

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form SB-2 (as amended to date, the "Registration Statement") with respect to the public offering of (i) up to 2,000,000 shares of the common stock, $.01 par value per share, ("Common Stock") and 2,000,000 Redeemable Common Stock Purchase Warrants ("Warrants") of Augment Systems, Inc., a Delaware corporation (the "Company"), by GKN Securities Corp. and Laidlaw Equities, Inc. ("Underwriters"),
(ii) 300,000 shares of Common Stock and 300,000 Warrants which may be sold by the Underwriters to cover over-allotments, and (iii) an Underwriters' Purchase Option ("Underwriters' Purchase Option") to purchase 200,000 shares of Common Stock and 200,000 Warrants.

         We have examined (i) the Registration Statement, (ii) the form of Underwriting Agreement between the Company and the Underwriters (the "Underwriting Agreement"), (iii) the form of Warrant Agreement by and between the Company and Continental Stock Transfer & Trust Company (the "Warrant Agreement"), (iv) the Certificate of Incorporation of the Company, as amended, and (iv) such other documents and records of the Company as we have deemed necessary for the purpose of this opinion.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         We assume that appropriate action will be taken, prior to the offer and sale of the Common Stock and Warrants, to register and qualify the Common Stock and Warrants for sale under the applicable state securities or "blue sky" laws.

         We are members of the bar of the Commonwealth of Massachusetts and we express no opinion as to any matters insofar as any laws other than Federal laws, the laws of the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware may be applicable.





Augment Systems, Inc.
March 25, 1997
Page 2


         Based upon the foregoing, we are of the opinion that:

         1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

         2. The Common Stock and the Warrants to be sold by the Corporation through the Underwriters, including the 300,000 shares of Common Stock and the 300,000 Warrants that may be sold by the Underwriters to cover over-allotments, have been duly authorized, and upon the effectiveness of the Registration Statement, the execution and delivery of the Underwriting Agreement by the parties thereto, payment for the Common Stock and Warrants in accordance with the terms of the Underwriting Agreement and the issuance of the certificates therefor by the Company, such Common Stock will be validly issued, fully paid and non-assessable and such Warrants will be duly and validly issued.

         3. The shares of Common Stock issuable upon the exercise of the Warrants to be sold by the Corporation through the Underwriters, including the shares of Common Stock underlying the 300,000 Warrants that may be sold to cover over-allotments, have been duly authorized and reserved for issuance upon exercise of such Warrants, and such shares, when issued upon exercise in accordance with the Warrant Agreement by and between the Corporation and Continental Stock Transfer & Trust Company, as Warrant Agent, will be legally issued, fully paid and non-assessable.

         4. The Underwriters' Purchase Option to purchase up to 200,000 shares of Common Stock and/or 200,000 Warrants to be sold to the Underwriters upon completion of this offering has been duly authorized. The shares of Common Stock and the Warrants included in the Underwriters' Purchase Option issuable upon the exercise thereof have been duly authorized and reserved for issuance. The shares of Common Stock issuable upon the exercise of the Underwriters' Purchase Option when issued upon exercise in accordance with the terms of the Purchase Option will be validly issued, fully paid and non-assessable. The shares issuable upon the exercise of the Warrants included in the Underwriters' Purchase Option, when issued upon exercise of such Warrants in accordance with the Warrant Agreement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the reference to this firm under the heading "Legal Matters" in the prospectus which is part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                                          Very truly yours,


                                                          WARNER & STACKPOLE LLP
W&S LLP: MAH/ml